Item 30. Exhibit (h) i. g1

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PARTICIPATION AGREEMENT

by and among

DFA INVESTMENT DIMENSIONS GROUP INC.,

DIMENSIONAL FUND ADVISORS LP,

DFA SECURITIES LLC

and

MASSMUTUAL LIFE INSURANCE COMPANY

THIS AGREEMENT, made and entered into this _27th_ day of _January                                                 2021, by and among MassMutual Life Insurance Company (the “Company”), on its own behalf and on behalf of segregated asset accounts of the Company that may be established from time to time (individually, an “Account” and collectively, the “Accounts”); DFA Investment Dimensions Group Inc. (the “Fund”); the Fund’s investment adviser, Dimensional Fund Advisors LP (the “Adviser”); and DFA Securities LLC (“DFAS”) (individually, a “Party” and collectively, the “Parties”).

The Company, the Fund, the Adviser and DFAS, intending to be legally bound, hereby agree as follows:

1.	Sales of Shares/Procedures

1.1

Shares of the respective portfolios (individually, a “Portfolio” and collectively, the “Portfolios”) of the Fund listed on Schedule 1.1 hereto, as amended from time to time by the Parties, shall be sold by the Fund through its agent DFAS, and purchased by the Company for the appropriate subaccount of each Account, at the net asset value (“NAV”) next computed after receipt by the Fund or its designee of each order of the Accounts, in accordance with the provisions of this Agreement, the then current prospectus(es) and statement(s) of additional information of the Fund that describe the Portfolios, and the variable annuity contracts or variable life insurance contracts and annuities (the “Contracts”) that use the Portfolios as underlying investment media; provided, however, that if any conflicts exist among any such documents, then the terms of the Fund’s current prospectus(es) and statement(s) of additional information shall control. Purchase and redemption of shares of the Portfolios of the Fund shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of the Contracts; provided that the Company shall use best efforts to aggregate all such orders. All such orders shall be consistent with the requirements of a Portfolio’s prospectus and statement of additional information. The Company will use its best efforts to aggregate trade orders. The Company agrees that shares of the VIT Inflation-Protected Securities Portfolio will only be available for purchase by variable life insurance contract accounts.

1.1(a)     Transmission of Instructions For each Portfolio and for each account maintained by the Company with such Portfolio, the Company or its designee shall transmit to National Securities Clearing Corporation (“NSCC”) (which shall forward the information to the transfer agent of the Fund), no more than ten (10) aggregate purchase orders as follows:

(i)	five (5) purchase orders for the Accounts expressed in dollars (sent via NSCC’s DCC&S System); and

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(ii)	five (5) purchase orders for the Accounts expressed in shares (sent via NSCC’s DCC&S System); and

no more than ten (10) aggregate redemption orders as follows:

(i)	five (5) redemption orders for the Accounts expressed in dollars (sent via NSCC’s DCC&S System); and

(ii)	five (5) redemption orders for the Accounts expressed in shares (sent via NSCC’s DCC&S System);

each of which reflects the aggregated effect of all purchases and all redemptions of shares of the Portfolios in such categories, based upon instructions from each Account (collectively, “Instructions”) received prior to the Close of Trading on a given Business Day (the “Trade Date”). “Close of Trading” shall mean 4:00 p.m. Eastern Time on a Business Day or at such other time as the NAV of a Portfolio is calculated, as disclosed in the then current prospectus(es) of the Portfolios. “Business Day” shall mean, unless otherwise noted in this Agreement, any day on which the New York Stock Exchange (the “NYSE”) is open for trading and on which a Portfolio calculates its NAV pursuant to the rules of the Securities and Exchange Commission (the “SEC”). “Business Day,” for the purposes of Subsections 1.1(b)-(c) of this Agreement, shall also include any day on which the NSCC’s DCC&S System is open to transmit and settle orders, even if the NYSE is closed for trading on such day.

On any given Business Day, the Company shall accept Instructions in proper form from an Account up to the Close of Trading, but in no event shall the Company accept Instructions that have been received by the Company or its designee after the Close of Trading on such Business Day. Instructions received in proper form by the Company after the Close of Trading on any Business Day shall be treated as if accepted on the next following Business Day. The Fund hereby appoints the Company as a designee of the Fund for the limited purpose of receipt of purchase and redemption orders on behalf of the Accounts for shares of the Portfolios listed on Schedule 1.1 and receipt by the Company as designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order by the transmission deadlines described in Section 1.1(b) below. Each transmission of Instructions by the Company will constitute a representation that all purchase and redemption orders from the Accounts were received by the Company prior to 4:00 p.m. Eastern Time or the close of the NYSE, whichever is earlier, on the Business Day on which the purchase or redemption orders are transmitted, in accordance with Rule 22c-1 under the Investment Company Act of 1940, as amended (the “1940 Act”).

1.1(b)     Transmission Deadlines for the Accounts The transmission of orders for the Accounts will be accepted by the Fund or its transfer agent only if provided through NSCC’s DCC&S System in the file delivered to the Fund or its transfer agent prior to 7:00 a.m. Eastern Time on the next Business Day following the Trade Date. Any information delivered to the Fund after such 7:00 a.m. Eastern Time file is received will be rejected by the Fund or its transfer agent, subject to the Fund’s sole discretion to accept any trade.

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In the event that NSCC systems are not functioning on a given Business Day, the Company may transmit Instructions to the Fund, its transfer agent or as otherwise directed by the Fund or the Adviser via facsimile or other electronic transmission approved by the Fund by 9:30 a.m. Eastern Time on the next Business Day following the Trade Date; provided however, that the Company will notify the Fund and the Adviser prior to transmitting Instructions via facsimile or Fund approved electronic transmission. All orders communicated to the Fund or its designee by the 9:30 a.m. deadline when the NSCC systems are not functioning on a given Business Day shall be treated by the Fund or its designee as received prior to the Close of Trading on the Trade Date. However, this paragraph will not be applicable to Instructions which have already been entered via NSCC but not received by the Fund or its transfer agent. The Company must notify the Fund of the existence of any such Instructions, and the Fund and its transfer agent will use commercially reasonable efforts to process those Instructions in a mutually satisfactory manner.

Notwithstanding the foregoing, on a limited basis, the Company may transmit Instructions until 9:00 a.m. Eastern Time via NSCC Cycles 9 through 12 on the next Business Day following the Trade Date for corrections to Instructions already submitted for contingency purposes.

1.1(c)     Settlement Aggregated purchase and net redemption transactions shall be settled in accordance with NSCC rules and procedures.

In the event that NSCC systems are not functioning on a given Business Day, then (1) for net purchase Instructions, the Company shall wire payment, or arrange for payment to be wired by the Company’s designated bank, in immediately available funds, to the Portfolio’s custodial account at the Fund’s custodian; and (2) for net redemption Instructions, the Fund or its transfer agent shall wire payment, or arrange for payment to be wired, in immediately available funds, to an account designated by the Company in writing. Wires from the Company must be received no later than the close of the Federal Reserve Wire Transfer System on the next day on which the Federal Reserve Wire Transfer System is open.

In the event that the total redemption order for any one Business Day shall exceed dollar limits set for a Portfolio by the Fund, such Portfolio shall have the option of (i) settling the redemption on the second Business Day following trade date through the NSCC’s money settlement process; (ii) settling the redemption outside of Fund/SERV, if necessary, as determined in the sole discretion of the Adviser, at any time within seven (7) days after receipt of the redemption order, in accordance with relevant provisions of the 1940 Act; or (iii) making redemptions in any other manner provided for in the Portfolio’s then current prospectus(es) or statement(s) of additional information.

Nothing herein shall prevent the Fund, on behalf of a Portfolio, from delaying or suspending the right of purchase or redemption of shares of a Portfolio in accordance with the provisions of the 1940 Act and the rules thereunder. The Fund will have no responsibility for the proper disbursement or crediting of redemption proceeds, and the Company will be solely responsible for such actions.

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1.1(d)     Errors The Company shall be solely responsible for the accuracy of any Instruction transmitted to the Fund or its transfer agent via NSCC systems or otherwise, and the transmission of such Instruction shall constitute the Company’s representation to the Fund that the Instruction is accurate, complete and duly authorized by the Accounts whose shares are the subject of the Instruction. The Company shall assume responsibility for any loss to the Fund, the Portfolios or their transfer agent caused by a cancellation or correction made subsequent to the date as of which an Instruction has been placed, and the Company will immediately pay such loss to the Adviser, the Fund or such Portfolios upon notification.

Each Party shall notify the other Parties of any errors or omissions in any information and interruptions in, or delay or unavailability of, the means of transmittal of any such information as promptly as possible. The Company agrees to maintain reasonable errors and omissions insurance coverage commensurate with the Company’s responsibilities under this Agreement.

In the event of an error in the computation of a Portfolio’s NAV per share, the Fund will follow its then current policy adopted for the sale and distribution of shares of the Portfolios regarding appropriate error correction standards. Any gain to the Company or an Account attributable to the incorrect calculation or reporting of a Portfolio’s daily NAV shall be immediately returned to the Portfolio. The Company agrees to make commercially reasonable efforts to recover from the Accounts any material losses incurred by the Adviser, the Fund, or the Portfolios as a result of the foregoing.

The Company shall maintain a record of the total number of shares of the Portfolios which are so purchased, based on information provided by the Fund or its designee to the Company, and shall reconcile with the Fund on a periodic basis the number of shares of each Portfolio attributable to each Account. If an order to purchase shares of a Portfolio must be canceled due to nonpayment, the Company will be responsible for any loss incurred by the Fund or a Portfolio arising out of such cancellation. To recover any such loss, the Fund and the Portfolios reserve the right to redeem shares of the affected Portfolios held in the name of the Company or a corresponding subaccount of the applicable Account.

1.2

The Fund will redeem the full or fractional shares of the Portfolios when requested on behalf of the Company or the corresponding subaccount of the applicable Accounts at the NAV next computed after receipt by the Fund or its designee of each request for redemption, in accordance with the provisions of this Agreement, the then current prospectus(es) and the current statement(s) of additional information of the Portfolios, and the Contracts; provided, however, that if any conflicts exist among any such documents, then the terms of the Fund’s current prospectus(es) and the statement(s) of additional information describing the Portfolios shall control.

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The Company shall apply any net redemption proceeds received by it in accordance with the applicable Contracts. The Company shall not process or effect any redemptions with respect to shares of any Portfolio after receipt by the Company of notification of suspension of the determination of the NAV of such Portfolio. The Board of Directors of the Fund (the “Directors” or the “Board”) may refuse to sell shares of any Portfolio to any person, including the Company with respect to the Accounts, or suspend or terminate the offering of shares of any particular Portfolio, if such action is required by law or by regulatory authorities having jurisdiction, or is deemed by the Directors, in their sole discretion, acting in good faith and in light of the Directors’ duties under federal and any applicable state laws, necessary in the best interests of the shareholders of the Portfolio.

1.3

The Company agrees to purchase and redeem the shares of each Portfolio in accordance with the provisions of this Agreement, the then current prospectus(es), and statement(s) of additional information of the Fund that describe the Portfolios. Except as necessary to implement transactions initiated by Contract holders, or as otherwise may be required by applicable U.S. federal laws or regulations with respect to maintaining the Contracts’ status under the Internal Revenue Code of 1986, as amended from time to time, and any successor provisions thereto (the “Code”), the Company shall not redeem shares of the Portfolios attributable to the Contracts.

1.4

Issuance and transfer of shares of each Portfolio will be by book-entry only. Stock certificates will not be issued to the Company or to the applicable Accounts. Shares of a Portfolio purchased from the Fund will be recorded in appropriate book-entry titles for the Accounts by the Fund or its designee. The Fund agrees to provide the Company (via email or by a third party service such as DST Vision) on each Business Day the total number of Portfolio Shares held by each Account as of the close of the immediately preceding Business Day.

1.5

The Company will receive pricing and dividend rate and capital gain distribution rate information and payments through the NSCC System. The Company hereby elects to receive all such dividends and distributions as are payable on shares of a Portfolio in additional shares of that Portfolio. The Fund or its designee(s) will furnish the Company or its designee, on each Business Day, with the following information as each becomes available: (i) fund identifier (CUSIP and Ticker),

(ii) fund name, (iii) net asset value information as determined at or about the Close of Trading or at such other time at which a Fund’s net asset value is calculated as specified in such Fund’s prospectus, and (iv) capital gains information (collectively, “Pricing Information”). The Fund or its designee(s) will use commercially reasonable best efforts to provide, via email and/or fax, Pricing Information to the Company or its designee by 6:30 p.m. Eastern Time on each Business Day, even when the NSCC is being utilized for fund orders. The Fund or its designee(s) will also furnish the Company a list of pricing and dividend contacts, and a list of after hour contacts in the event Pricing Information needs to be verified after normal operating hours.

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1.6

The Company shall maintain a record of the number of shares of the Portfolios held by the Accounts on behalf of each Contract holder, and the Company shall maintain appropriate records of Contract holder information.

1.7

The Company shall investigate all inquiries from Contract holders relating to their interests in the Accounts and any Portfolio, and shall respond to all communications from Contract holders and other persons having an interest in the Contracts relating to the Company’s duties hereunder, in such form of correspondence as the Company, the Fund and the Adviser may mutually agree.

2.	Proxy Solicitations and Voting

2.1	If and to the extent required by applicable law or by the terms of the Contracts, the Company shall:

(i)	solicit voting instructions from the Contract holders;

(ii)	vote the shares of the Portfolios held by the Accounts in accordance with instructions received from the Contract holders; and

(iii)

vote the shares of the Portfolios held by the Accounts for which no timely instructions have been received from the Contract holders in the same proportion as shares of the Portfolios for which timely instructions have been received, if and to the extent that (i) the SEC continues to interpret the 1940 Act to require pass-through voting privileges for various variable contract holders, and (ii) such interpretation is deemed applicable to the Contracts. The Company reserves the right to vote Portfolio shares held in any Account in the Company’s own right, to the extent permitted by applicable law. The Company will calculate voting privileges in a manner consistent in accordance with applicable law. The Company agrees to hold the Fund, the Portfolios, the Adviser and DFAS harmless from and against any liability that may arise as a result of the Company’s voting Portfolio shares held in any Account in the Company’s own right.

3.	Representations and Warranties

3.1

The Company represents and warrants that it is a life insurance company within the meaning of Section 816(a) of the Code, and is a domestic corporation within the meaning of Section 7701(a)(4) of the Code duly organized and in good standing under applicable law. The Company will notify the Adviser and the Fund promptly upon having a reasonable basis for believing that the Company has ceased to qualify and be a life insurance company treated as a domestic corporation or that it might not so qualify and be treated in the future. The Company has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under applicable state insurance laws, and that it has and will maintain the capacity to issue all Contracts that may be sold; and that it is properly licensed, qualified and in good standing to sell the Contracts in all jurisdictions where the Company does business. The Company represents and warrants that the Contracts will be issued and sold in compliance, in all material respects, with all applicable federal and state laws, and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements.

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3.2	The Company represents and warrants that the Contracts are duly registered under applicable laws and regulations to the extent required or will be exempt from such registration.

3.3

The Company represents and warrants that it has or will have registered each Account as a unit investment trust, in accordance with the provisions of the 1940 Act, or each such Account is, and will continue to be, exempt from registration under Section 3(c) of the 1940 Act, to serve as a segregated investment account for the Contracts.

3.4

The Company represents and warrants that the Contracts are currently treated as variable contracts under Section 817(d) of the Code, and that the Company will maintain such treatment, and that the Company will notify the Adviser and the Fund promptly upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that the Contracts might not be so treated in the future.

The Company further represents and warrants that each Account or subaccount that acquires shares of the VIT Inflation-Protected Securities Portfolio is a segregated asset account solely with respect to Contracts that are variable life insurance contracts within the meaning of Treas. Reg. Section 1.817-5(b)(3)(i), and that the Company will maintain the treatment of all such Contracts as life insurance contracts under Section 7702(a) of the Code, and that the Company will notify the Adviser and the Fund promptly upon having a reasonable basis for believing that one more such Contracts have ceased to be so treated or that the Contracts might not be so treated in the future.

3.5

This Agreement has been duly authorized, executed and delivered by the Company, and is a valid and legally binding contract enforceable in accordance with its terms. No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Company of the transactions contemplated by this Agreement. The execution and delivery of this Agreement did not, and the consummation of the transactions contemplated by this Agreement will not, violate the Company’s organizational documents or By- laws, or any resolution, agreement or arrangement to which the Company is a party or by which the Company is bound.

3.6

The Company and the Accounts are duly authorized to acquire shares of the Portfolios as contemplated by the terms of this Agreement. The Company will cooperate with the Fund in providing information as provided in Schedule 3.6 hereto and will assist the Fund in preventing possible market timing and other trading activities in violation of the Fund’s policies and procedures, including without limitation, restricting or prohibiting further purchases or exchanges of the shares of the Portfolios as provided in Schedule 3.6 hereto.

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3.7

There are no material legal, administrative or other proceedings pending or, to the Company’s knowledge, threatened against the Company or its property or assets that could result in liability on the Company’s part. The Company knows of no facts that might form the basis for the institution of such proceedings. Neither the Company nor the Accounts are parties to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its or their business or its or their ability to consummate the transactions herein contemplated.

3.8

Except as noted below, the disclosure contained in the applicable prospectus(es) or offering documents for the Accounts does not contain any untrue statements of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such disclosure meets all legal requirements of applicable federal and state laws and regulations. The Company represents and warrants that all current and future prospectus(es) or offering documents with respect to the Accounts and other materials that mention the Company, the Fund, the Portfolios, the Adviser, or DFAS shall meet the requirements described in the first sentence of this subparagraph; provided, however, that the Company shall not be responsible for any disclosure that is provided to the Company in the Fund’s current prospectus(es) and statement(s) of additional information describing the Portfolios or the Fund’s registration statement on Form N-1A (the “Fund Registration Statement”) as filed with the SEC.

3.9

The Fund represents and warrants that the Fund is lawfully established and validly existing under the laws of the State of Maryland. The Fund represents that the Fund’s operations are and shall at all times remain in material compliance with the laws of the State of Maryland, to the extent required to perform this Agreement.

3.10

The Fund represents and warrants that the shares of the Portfolios sold pursuant to this Agreement are registered under the Securities Act of 1933, as amended (the “1933 Act”); such registration will be maintained to the extent required by law, and such Shares are duly authorized for issuance in accordance with the laws of each jurisdiction in which Shares will be offered; that the Fund shall amend the Fund Registration Statement for the Portfolios under the 1933 Act and the 1940 Act, from time to time, as required in order to effect the continuous offering of the shares of the Portfolios; that the Fund will sell such shares in compliance with all applicable federal and state laws and regulations; and that the Fund is and will remain registered under, and complies and will continue to comply, in all material respects, with the 1940 Act. The Fund shall register and qualify the shares of the Portfolios for sale in accordance with the laws of the various states only if, and to the extent, deemed advisable by the Fund, the Adviser, or DFAS.

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3.11

The Fund represents and warrants that the Portfolios will use its reasonable best efforts to comply with (or as to Portfolios that have not yet commenced business, will invest the money received from the sale of shares of a Portfolio so as to use its reasonable best efforts to comply) the diversification requirements of Section 817(h) of the Code and the Treasury Regulations promulgated thereunder, and that the Fund will take all steps to ensure that the Portfolios continue to satisfy such requirements. The parties acknowledge that the VIT Inflation-Protected Securities Portfolio will rely on the alternative diversification test for variable life insurance contracts in Treas. Reg. Section 1.817-5(b)(3)(i) in satisfying the diversification requirements of Section 817(h) of the Code. The Fund agrees to notify the Company upon having a reasonable basis for believing that any Portfolio has ceased to satisfy or that a Portfolio might not comply in the immediate future with such diversification requirements. The Fund represents that it will take all reasonable steps necessary to adequately diversify the Portfolio so as to achieve compliance within the grace period afforded by Treasury Regulation §1.817-5. Absent any published guidance issued or promulgated by the Internal Revenue Service (“IRS”) or the U.S. Treasury that clarifies or supersedes the application of the “investor control” doctrine, for the DFA VA Global Moderate Allocation Portfolio, the “investor control” doctrine shall be deemed to be satisfied, if, and to the extent that, in all material respects, those certain facts and taxpayer representations continue to be true and are satisfied, all as set forth in that certain private letter ruling (PLR-102496-09), dated December 8, 2009, issued by the IRS to such Portfolio, a copy of which has been provided to Company.

3.12

The Fund represents and warrants that the Portfolios qualify (or as to Portfolios that have not yet commenced business, will qualify) as regulated investment companies under Subchapter M of the Code (or any successor or similar provision), and that the Fund will take all reasonable steps to maintain such qualification, subject to the reservation of the right of the Directors to not maintain the qualification of a Portfolio as a regulated investment company if the Directors determine this course of action to be beneficial to shareholders. The Fund agrees to notify the Company upon having a reasonable basis for believing that any Portfolio has ceased to so qualify or might not so qualify in the immediate future or upon the Directors taking any such action.

3.13	The Company shall inform a Portfolio in writing if the Company determines that such Portfolio is not in compliance with applicable insurance laws.

3.14

DFAS represents and warrants that it is and will remain a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and is and will be duly registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (the “1934 Act”). DFAS represents that its operations are, and shall at all times remain, in material compliance with the laws of the State of Delaware to the extent required to perform this Agreement. DFAS further represents and warrants that it will sell and distribute the shares of the Portfolios in accordance with any applicable state laws and federal securities laws, including, without limitation, the 1933 Act, the 1934 Act and the 1940 Act.

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3.15

The Parties represent and warrant to each other that all of their directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Portfolios are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund, in an amount not less than the amount required by the applicable rules of FINRA and the federal securities laws, including the 1940 Act, as applicable. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Parties agree to make all reasonable efforts to assure that such bond or another bond containing these provisions is continuously in effect, and each agrees to notify promptly the other Parties in the event that such coverage no longer applies.

3.16

The Parties will conduct their business at all times so that no Contract holder will have such incidents of control as will cause a Portfolio’s income and gains to be taxable to the Contract holder as a result of the application of the investor control doctrine enunciated in a series of Revenue Rulings, including Revenue Ruling 77- 85, Revenue Ruling 80-274, Revenue Ruling 81-225, Revenue Ruling 82-54, Revenue Ruling 2003-91 and Revenue Ruling 2007-7, and adopted by Christoffersen v. United States, 749 F.2d 513 (8th Cir. 1985) and Jeffrey T. Webber v. Commissioner, 144 T.C. No 17 (2015). In this regard, the Parties agree to limit, and not facilitate, a Contract holder’s participation in each Portfolio’s investment process in contravention of the following, which the Parties represent and warrant to each other to be true: (1) there is not, and there will not be, any arrangement, plan, contract or agreement between the Adviser (or a subadviser) and a Contract holder regarding the availability of a Portfolio as an Account under the Contract, or the specific assets to be held by a Portfolio or an investment company that a Portfolio may invest its assets; (2) other than a Contract holder’s ability to allocate Contract premiums and transfer amounts in the Company’s Account to and from the Company’s Account corresponding to a Portfolio, all investment decisions concerning a Portfolio will be made by the Adviser, any subadviser(s) and the Directors in their sole and absolute discretion;

(3) the percentage of a Portfolio’s assets invested in a particular investment company will not be fixed in advance of any Contract holder’s investment and will be subject to change by the Adviser or a subadviser at any time without notice; (4) a Contract holder cannot, and will not be able to, direct a Portfolio’s investment in any particular asset or recommend a particular investment or investment strategy; (5) there is not, and will not be, any agreement or plan between the Adviser or a subadviser and a Contract holder regarding a particular investment of a Portfolio; (6) a Contract holder cannot, and will not be able to, communicate directly or indirectly with the Adviser or a subadviser concerning the selection, quality or rate of return on any specific investment or group of investments held by a Portfolio; (7) a Contract holder does not have, and will not have, any current knowledge of a Portfolio’s specific assets other than as may be required to be presented in periodic reports to a Portfolio’s shareholders; (8) a Contract holder does not have, and will not have, any legal, equitable, direct or indirect ownership interest in any of the assets of a Portfolio; and (9) a Contract holder only has, and only will have, a contractual claim against the insurance company offering the Contract to receive cash from the insurance company under the terms of the Contract holder’s Contract.

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3.17

The Fund represents and warrants that the Fund has obtained an order from the SEC granting participating insurance companies and variable insurance product separate accounts exemptions from the provisions of the 1940 Act, as amended, and the rules thereunder, to the extent necessary to permit shares of the Fund or its series to be sold to and held by variable insurance product separate accounts of both affiliated and unaffiliated life insurance companies.

3.18

The Adviser represents and warrants that it is and shall remain duly registered under all applicable federal, state laws and regulations and that it will perform its obligations for the Fund in material compliance with all applicable laws and regulations.

4.	Sales Material and Information

4.1

The Company shall furnish, or shall cause to be furnished, to the Fund, or its designee, prior to use, each piece of sales literature or advertising prepared by the Company in which the Fund, the Adviser or DFAS is described. No sales literature or advertising will be used if the Fund, reasonably objects to its use within ten (10) Business Days after receipt of such material by the Fund or its designee. The Company shall promptly provide the Fund with copies of any Contract holder complaints respecting the Contracts that relate to the Fund or to the Portfolios.

The Fund shall furnish, or shall cause to be furnished, to the Company prior to use, each piece of sales literature or advertising prepared by the Fund in which the Company, the Contracts or Accounts, are described. No sales literature or advertising will be used if the Company reasonably objects to its use within ten

(10) Business Days after receipt of such material.

4.2

Except with the written consent of the Adviser, the Fund or DFAS, as appropriate, the Company shall not make any oral or written material representations concerning the Adviser, DFAS, the Fund or the Portfolios, other than the information or representations contained in:

(a)	the Fund Registration Statement or prospectus(es) for the Fund, as amended or supplemented from time to time;

(b)	published reports or statements of the Fund which are in the public domain or are approved by the Fund; or

(c)	sales literature or other promotional material of the Fund or the Portfolios.

4.3

Except with the written consent of the Company, the Adviser, DFAS, or the Fund shall not make any oral or written material representations concerning the Company or the Contracts, other than the information or representations contained in:

(a)	a registration statement, prospectus, or offering memoranda for the Contracts, as amended or supplemented from time to time;

(b)	published reports or statements of the Contracts or the Accounts which are in the public domain or are approved by the Company; or

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(c)	sales literature or other promotional material of the Company.

Notwithstanding the foregoing, this provision shall not be interpreted to prevent the Adviser, DFAS and the Fund from providing information about the Company or this Agreement to their directors, regulators, accountants, or legal counsel in the ordinary course of their business.

4.4

No Party shall use any other Party’s names, logos, trademarks or service marks, whether registered or unregistered, without the prior written consent of such Party, except that the Company may use the Fund’s or the Portfolios’ names to identify the Contracts’ investment in the Portfolios.

4.5

The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, all amendments to any of the above that relate to the Portfolios or their shares, and any other applicable documents or materials, in final form as filed with the SEC. If requested by the Company, the Fund shall provide such documentation (including a final copy of the amended prospectus(es) of the Portfolios as set in type (including an 8 1/2” x 11” size camera-ready stat) at the Fund’s expense) and other assistance as is reasonably necessary in order for the Company once each year to have, at the Company’s expense, any of the prospectus(es), statement of additional information, proxy statements, annual reports and semi-annual reports of the Portfolios, and any supplements or amendments to any of the foregoing, printed in combination with such documents of other fund companies’ and/or such documents for the Contracts.

In the event the Company desires to utilize summary prospectuses, the Company shall promptly notify DFAS and at such time, the parties agree to abide by Schedule D with respect to the use and delivery of summary prospectuses.

4.6

The Company will provide to the Fund, upon the Fund’s reasonable request, at least one complete copy of all offering materials describing the Fund, the Portfolios and the Contracts, including application and investment election forms, sample illustrations, reports, solicitations for voting instructions, sales literature and any other promotional materials, applications for exemptions, requests for no- action letters, all amendments to any of the above, and any other applicable documents or materials that relate to the Contracts and each Account .In the event any such documents are required to be filed with any regulatory authority or body, the Company shall provide such materials in final form as filed with such regulatory authority or body. The Company represents and warrants that the Contracts, registration statements, prospectuses, offering memoranda and any other filing in connection therewith with respect to the Accounts will not materially deviate from the form of such documents provided to the Fund.

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4.7	For purposes of this Section 4, the phrase “sales literature or other promotional material” shall be construed in accordance with all applicable securities laws and regulations.

4.8

To the extent required by applicable law, including the administrative requirements of regulatory authorities, or as mutually agreed between the Company and DFAS, the Company reserves the right to modify any of the Contracts in any respect whatsoever. The Company reserves the right, in its sole discretion, to suspend the sale of any Contract, in whole or in part, or to accept or reject any application for the sale of a Contract. The Company agrees to notify the other Parties promptly upon the occurrence of any event that the Company believes might necessitate a material modification or suspension.

4.9	The Parties agree to review the arrangements set forth herein from time to time for possible changes and will make their personnel reasonably available for this purpose.

5.	Fees and Expenses

5.1

The Fund shall bear the cost of registration and qualification of the shares of the Portfolios; preparation and filing of the Portfolios’ prospectus(es) and the Fund Registration Statement, proxy materials and reports relating to the Portfolios; preparation of all other statements and notices relating to the Portfolios required by any federal or state law; payment of all applicable fees, including, without limitation, all fees due under Rule 24f-2 of the 1940 Act relating to the Portfolios; and all taxes on the issuance or transfer of the Portfolios’ shares.

5.2

The Company shall assure that the Contracts are registered under the 1933 Act or are properly exempt from such registration, and that each Account is registered as a unit investment trust in accordance with the 1940 Act or is properly exempt from such registration. In those circumstances where the Company is relying upon a registration exemption, the Company will make every effort to maintain such an exemption and will notify the Fund, the Adviser and DFAS immediately upon having a reasonable basis for believing that such exemption no longer applies or might not in the future. The Company shall bear the expenses for the costs of preparation and any required filing of the Company’s prospectus, offering memoranda, registration statement and other materials and information with respect to the Contracts, including the Application and investment selection forms; preparation of all other statements and notices relating to the Accounts or the Contracts required by any applicable federal or state law; all expenses for the solicitation and sale of the Contracts, including all costs of printing and distributing all copies of advertisements, prospectuses, statements of additional information, proxy materials and reports to Contract holders and prospective purchasers of the Contracts as required by applicable state and federal law; payment of all applicable fees and taxes relating to the Contracts; all costs of drafting, filing and obtaining approvals of the Contracts in the various jurisdictions under applicable insurance laws; and all other costs associated with ongoing compliance with all such laws and the Company’s obligations hereunder.

[_____]

6.	Indemnification

6.1	Indemnification by the Company

6.1(a) The Company agrees to indemnify, defend and hold harmless the Fund, the Portfolios, DFAS and the Adviser, and each of their directors, officers, employees, and agents (as applicable), and each person, if any, who controls any of them within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 6.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company, which consent shall not be unreasonably withheld) or litigation (including legal and other expenses) (except in all cases, excluding consequential or special damages), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, and:

(i)

arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus, offering memoranda or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Section 6.1(a) shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the registration statement, prospectus or offering memoranda for the Contracts (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or the shares of the Portfolios; or

(ii)

arise out of, or as a result of, statements or representations or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or the shares of the Portfolios; or

(iii)

arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Fund and the Portfolios, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

[_____]

(iv)	arise out of, or as a result of, any failure by the Company or persons under its control to provide the services and furnish the materials contemplated under the terms of this Agreement; or

(v)

arise out of, or result from, any material breach of any representation and/or warranty made by the Company or persons under its control in this Agreement or arise out of or result from any other material breach of this Agreement by the Company or persons under its control;

as limited by and in accordance with the provisions of Sections 6.1(b) and 6.1(c) hereof.

6.1(b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation which are due to an Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement or to the Fund, whichever is applicable

6.1(c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action, provided that the Company gives written notice of such intention to the Indemnified Parties. The Company also shall be entitled to assume and to control the defense thereof. After notice from the Company to such Party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by the Indemnified Party, and the Company will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation. Any notice given by the indemnifying party to an Indemnified Party in control of the litigation of any claim by the indemnifying party shall in no event be deemed to be an admission by the indemnifying party of culpability, and the indemnifying party shall be free to contest liability among the parties with respect to the claim.

6.1(d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the shares of the Portfolios or the Contracts or the operation of the Portfolios.

[_____]

6.2	Indemnification by DFAS

6.2(a) DFAS agrees to indemnify, defend and hold harmless the Company and each of its directors, officers, employees, and agents, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 6.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund or DFAS, which consent shall not be unreasonably withheld) or litigation (including legal and other expenses) (except in all cases, excluding consequential or special damages), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, and:

(i)

arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund Registration Statement or current prospectus(es) or sales literature of the Fund and the Portfolios (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Section 6.2(a) shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company for use in the Fund Registration Statement or prospectus(es) for the Portfolios or in sales literature (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the shares of the Portfolios; or

(ii)

arise out of, or as a result of, statements or representations or wrongful conduct of DFAS or the Fund or persons under their control, with respect to the sale or distribution of the shares of the Portfolios (it is understood that the persons who are involved in the sale or distribution of the Contracts are not under the control of DFAS, the Adviser or the Fund); or

(iii)

arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, offering memoranda or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; or

[_____]

(iv)	arise out of, or as a result of, any failure by DFAS, the Fund or persons under their control to provide the services and furnish the materials contemplated under the terms of this Agreement; or

(v)

arise out of or result from any material breach of any representation and/or warranty made by DFAS, the Fund or persons under their control in this Agreement or arise out of or result from any other material breach of this Agreement by DFAS, the Fund or persons under their control;

as limited by and in accordance with the provisions of Sections 6.2(b) and 6.2(c) hereof.

6.2(b) DFAS shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation which are due to an Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations and duties under this Agreement or to the Company or the Accounts, whichever is applicable.

6.2(c) DFAS shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified DFAS in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify DFAS of any such claim shall not relieve DFAS from any liability which it may have to the Indemnified Party otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, DFAS will be entitled to participate, at its own expense, in the defense thereof, provided that DFAS gives written notice of such intention to the Indemnified Parties. DFAS also shall be entitled to assume and to control the defense thereof. After notice from DFAS to such Party of DFAS’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by the Indemnified Party, and DFAS will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation. Any notice given by the indemnifying party to an Indemnified Party in control of the litigation of any claim by the indemnifying party shall in no event be deemed to be an admission by the indemnifying party of culpability, and the indemnifying party shall be free to contest liability among the parties with respect to the claim.

6.2(d) The Indemnified Parties will promptly notify DFAS of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Contracts or the operation of the Accounts.

[_____]

6.3	Indemnification by the Adviser

6.3(a) The Adviser agrees to indemnify and hold harmless the Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 6.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund or the Adviser, which consent shall not be unreasonably withheld) or litigation (including legal and other expenses) (except in all cases, excluding consequential or special damages) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, and:

(i)

arise out of or based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund Registration Statement or current prospectus(es) or sales literature of the Fund and the Portfolios (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Section 6.3(a) shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Fund or the Adviser by or on behalf of the Company for use in the Fund Registration Statement or prospectus(es) for the Portfolios or in sales literature (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the shares of the Portfolios; or

(ii)

arise out of, or as a result of, statements or representations or wrongful conduct of DFAS, the Fund or the Adviser or persons under their control, with respect to the sale or distribution of the shares of the Portfolios (it is understood that the persons who are involved in the sale or distribution of the Contracts are not under the control of DFAS, the Adviser or the Fund); or

(iii)

arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, offering memoranda or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund or the Adviser; or

[_____]

(iv)

arise out of, or as a result of, any failure by DFAS, the Adviser, the Fund or persons under their control to provide the services and furnish the materials contemplated under the terms of this Agreement; or

(v)

arise out of or result from any material breach of any representation and/or warranty made by DFAS, the Fund, the Adviser or persons under their control in this Agreement or arise out of or result from any other material breach of this Agreement by DFAS, the Adviser, the Fund or persons under their control;

as limited by and in accordance with the provisions of Sections 6.3(b) and 6.3(c) hereof.

6.3(b) The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation which are due to an Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations and duties under this Agreement or to the Company or the Accounts, whichever is applicable.

6.3(c) The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund or the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund or the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof, provided that the Adviser gives written notice of such intention to the Indemnified Parties. The Adviser also shall be entitled to assume and to control the defense thereof. After notice from the Adviser to such Party of the Adviser’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by the Indemnified Party, and the Adviser will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof, other than reasonable costs of investigation. Any notice given by the indemnifying party to an Indemnified Party in control of the litigation of any claim by the indemnifying party shall in no event be deemed to be an admission by the indemnifying party of culpability, and the indemnifying party shall be free to contest liability among the parties with respect to the claim.

[_____]

6.3(d) The Indemnified Parties will promptly notify the Fund and the Adviser of the commencement of any litigation or proceedings against them or any of their officers or directors in connection with the issuance or sale of the Contracts or the operation of the Accounts.

7.	Company Assistance to Directors and Potential Conflicts

7.1

The Company will assist the Directors in carrying out their responsibilities under any applicable provisions of the federal securities laws and/or any exemptive orders granted by the SEC by providing the Directors with all information reasonably necessary for the Directors to consider any issues raised.

7.2	The Directors shall promptly inform the Company if the Board determines that an irreconcilable material conflict exists and the implications thereof.

7.3

The Company will report any potential or existing material irreconcilable conflict of which it is actually aware to the Directors. This includes, but is not limited to, an obligation by the Company to inform the Directors whenever Contract owner voting instructions are disregarded.

8.	Term and Termination

8.1	This Agreement may be terminated by any Party with or without cause on sixty

(60) days’ advance written notice.

8.2

Notwithstanding any other provision of this Agreement, DFAS, the Adviser or the Fund may terminate this Agreement for cause on not less than thirty (30) days’ prior written notice to the Company, unless the Company has cured such cause within thirty (30) days of receiving such notice, for any material breach by the Company of any representation, warranty, covenant or obligation hereunder.

8.3

Notwithstanding any other provision of this Agreement, the Company may terminate this Agreement for cause on not less than thirty (30) days’ prior written notice to DFAS, the Adviser and the Fund, unless DFAS, the Adviser or the Fund, as appropriate, has cured such cause within thirty (30) days of receiving such notice, for any material breach by DFAS, the Adviser or the Fund of any representation, warranty, covenant or obligation hereunder.

8.4

Notwithstanding any other provision of this Agreement, the Company may terminate this Agreement by written notice to the Fund and DFAS with respect to any Portfolio based upon the Company’s determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts.

8.5

Notwithstanding any other provision of this Agreement, the Company may terminate this Agreement by written notice to the Fund, the Adviser and DFAS with respect to any Portfolio in the event any of the Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law, or such law precludes the use of such shares as the underlying investment media of the Contracts that are issued or to be issued by the Company.

[_____]

8.6

Notwithstanding any other provision of this Agreement, the Company may terminate this Agreement by written notice to the Fund, the Adviser and DFAS with respect to any Portfolio in the event that such Portfolio ceases to qualify as a “regulated investment company” under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that any such Portfolio may fail to so qualify.

8.7

Notwithstanding any other provision of this Agreement, the Company may terminate this Agreement by written notice to the Fund, the Adviser and DFAS with respect to any Portfolio in the event that such Portfolio fails to satisfy the diversification requirements of Section 817 of the Code and the Treasury Regulations promulgated thereunder.

8.8

Notwithstanding any other provision of this Agreement, the Fund, the Adviser or DFAS may terminate this Agreement by written notice to the Company, if any one or all shall determine, in its or their, as applicable, sole judgment, exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.

8.9

Notwithstanding any other provision of this Agreement, the Company may terminate this Agreement by written notice to the Fund, the Adviser and DFAS, if the Company shall determine, in its sole judgment, exercised in good faith, that any of the Fund, the Portfolios, the Adviser or DFAS has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.

8.10

Notwithstanding any other provision of this Agreement, any Party may terminate this Agreement for cause on not less than thirty (30) days’ prior written notice to the other Parties, unless any of the other Parties has cured such cause within thirty

 (30) days of receiving such notice, for any one of the following reasons:

(a)	a change in control of any Party or such Party’s ultimate controlling person; however, a change in the name of the Party will not constitute a change in control;

(b)

a material change in, or other material revision to, the Contracts or the prospectus(es) of the Fund that describe the Portfolios, which material change or revision is not acceptable to any of the other Parties; or

(c)

any action taken by federal, state or other regulatory authorities of competent jurisdiction which, in the reasonable judgment of any of the Parties, either (i) materially and adversely alters the terms, advantages and/or benefits of the Contracts to current or prospective purchasers; or

  (ii) materially or adversely alters the terms or conditions of such Party’s participation in the subject matter of this Agreement.

8.11

Notwithstanding the termination of this Agreement, each Party shall continue for so long as any Contracts remain outstanding to perform such of its duties hereunder as are necessary to ensure the continued tax status thereof and the payment of benefits thereunder, with respect to a Portfolio and the corresponding

[_____]

subaccount of each Account. Notwithstanding any termination of this Agreement, the Fund shall, at the option of the Company, allow all Contracts in effect on the effective date of termination of this Agreement (the “Existing Contracts”) to continue to hold shares of the Portfolios; however Existing Contracts may not direct any additional allocation or reallocation of investments in the Portfolios.

Existing Contracts will be permitted to redeem investments in the Portfolios.

8.12	The notice shall specify the Portfolio or Portfolios, Contracts and, if applicable, the Accounts as to which the Agreement is to be terminated.

8.13	Notwithstanding any termination of this Agreement, each party’s obligations under Section 6 to indemnify the other parties shall survive and not be affected by any termination of this Agreement.

9.	Notices

Any notice shall be deemed sufficiently given when sent by registered or certified mail, or via facsimile, to the other Parties at the address of such Parties set forth below or at such other address as such Parties may from time to time specify in writing to the other Parties.

If to the Fund:

Catherine L. Newell, Esq.

Vice President and Secretary

DFA Investment Dimensions Group Inc.

6300 Bee Cave Road, Building

One Austin, TX 78746

Facsimile: (512) 306-7609

If to the Adviser:

Catherine L. Newell, Esq.

Vice President and Secretary

Dimensional Fund Advisors LP

6300 Bee Cave Road, Building

One Austin, TX 78746

Facsimile: (512) 306-7609

If to DFAS:

Catherine L. Newell, Esq.

Vice President and Secretary

DFA Securities LLC

6300 Bee Cave Road, Building

One Austin, TX 78746

Facsimile: (512) 306-7609

[_____]

If to the Company:

Massachusetts Mutual Life Insurance Company

1295 State Street

Springfield, MA 01111

Attention: Office of the General Counsel

10.	Miscellaneous

10.1	The captions in this Agreement are included for convenience of reference only and in no way affect the construction or effect of any provisions hereof.

10.2	If any portion of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

10.3	This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but taken together shall constitute one and the same instrument.

10.4

Each Party shall cooperate with the other Parties and all appropriate governmental authorities (including, without limitation, the SEC, FINRA, and any applicable insurance, securities or other regulator of competent jurisdiction), and shall permit such authorities reasonable access to its books and records as required by applicable law in connection with any investigation or inquiry relating to this Agreement.

10.5

Each Party hereto grants to the other Parties the right to audit the Party’s records relating to the terms and conditions of this Agreement upon reasonable notice during reasonable business hours in order to confirm compliance with this Agreement.

10.6

The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, to which the Parties hereto are entitled under state and federal laws.

10.7

Subject to the requirements of legal process and regulatory authority, the Fund, the Adviser and DFAS shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by the Company hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express prior written consent of the Company until such time as such information may come into the public domain.

10.8	Neither this Agreement nor any of the rights and obligations hereunder may be assigned by any Party without the prior written consent of the other Parties hereto.

10.9	In any dispute arising hereunder, each Party waives its right to demand a trial by jury and hereby consents to a bench trial of all such disputes.

10.10

The terms of this Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Texas, without regard to the conflicts of law principles thereof; provided, however, that all performances rendered hereunder shall be subject to compliance with all applicable state and federal laws and regulations.

[_____]

To the extent such laws are applicable, this Agreement shall be subject to the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations and interpretations thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant, and any applicable FINRA regulations or interpretations, and the terms hereof shall be interpreted and construed in accordance therewith.

10.11

In the event of any action or proceeding arising out of this Agreement, the Party bringing the action shall have the right to choose the applicable forum; provided, however, that no Party shall be deemed to have waived any objection based on forum non conveniens or any objection to venue in connection with the initially selected forum.

10.12

The Company agrees that upon execution of this Agreement, and thereafter promptly upon the earlier of (i) reasonable demand by the Adviser or Fund, or (ii) learning that documentation (as defined below) is required, Company shall deliver to the Fund any certification, form, document or information (collectively, “documentation”) that may be required or reasonably requested in order to allow the Fund to make any payments or distributions, whether in-kind or in cash or reinvested in additional Fund shares, to the Company without any deduction or withholding for or on account of any tax including, without limitation, an executed United States Internal Revenue Service Form W-9 (and successor forms thereto) and any other documentation required to be delivered pursuant to Section 1471(b) or section 1472(b)(1) of the Code.

10.13	This Agreement may not be amended or modified except by a written amendment, which includes any amendments to the Schedules, executed by all Parties to the Agreement.

10.14

This Agreement, including all attachments hereto, constitutes the entire agreement between the parties with respect to the subject matter contained herein, and supersedes all prior or contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

[_____]

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be duly executed as of the date first set forth above.

Company:
MASSMUTUAL LIFE INSURANCE COMPANY

By:	/s/ Michael S. Dunn
Name:	Michael S. Dunn
Title:	Head of Institutional Insurance

Fund:
DFA INVESTMENT DIMENSIONS GROUP INC.
By:	/s/ Jeff Jeon
Name:	Jeff Jeon
Title:	Vice President

Adviser:
DIMENSIONAL FUND ADVISORS LP By: Dimensional Holdings Inc., general partner

By:	/s/ Carolyn O
Name:	Carolyn O
Title:	Vice President

DFAS:
DFA SECURITIES LLC

By:	/s/ Kenneth M. Manell
Name:	Kenneth M. Manell
Title:	Vice President

[_____]

Schedule 1.1

VA U.S. Targeted Value Portfolio VA

U.S. Large Value Portfolio

VA International Value Portfolio

VA International Small Portfolio

VA Short-Term Fixed Portfolio VA Global Bond

Portfolio

VA Global Moderate Allocation Portfolio

VA Equity Allocation Portfolio

VIT Inflation-Protected Securities Portfolio – only

available for purchase by variable life insurance contract accounts

[_____]

SCHEDULE 3.6: Rule 22c-2 Provisions

1.

Agreement to Provide Information. The Company (hereafter, an “Intermediary”) agrees to provide the Fund or its designee, upon prior written request, the taxpayer identification number (“TIN”), the Individual/International Taxpayer Identification Number (“ITIN”)1, or other government-issued identifier (“GII”), if known, of any or all Contract holders or shareholder(s) of the account (together, “Shareholder(s)”) and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Fund shares (“Shares”) held through an account maintained by the Intermediary during the period covered by the request. All requests must contain the relevant fund account number, CUSIP, trade amount and date. Requests must be made to us directly via e-mail at: RSFundOps22c2Requests@massmutual.com or such other address we may communicate to you in writing from time to time.

1.1.	Period Covered by Request. Unless otherwise directed by the Fund, Intermediary agrees to provide the information specified in Section 1 for each trading day.

1.2.	Form and Timing of Response.

1.2.1.      Intermediary agrees to provide, promptly upon request of the Fund or its designee, the requested information specified in Section 1. If requested by the Fund or its designee, Intermediary agrees to use its best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in Section 1 is itself a financial intermediary (“indirect intermediary”) and, upon further request of the Fund or its designee, promptly either

(i)  provide (or arrange to have provided) the information set forth in Section 1 for those shareholders who hold an account with an indirect intermediary, or (ii) restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund. Intermediary additionally agrees to inform the Fund whether it plans to perform (i) or (ii).

1.2.2.      Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the Parties.

[1]

According to the IRS’ website, the ITIN refers to the Individual Taxpayer Identification number, which is a nine-digit number that always begins with the number 9 and has a 7 or 8 in the fourth digit, example 9XX-7X- XXXX..  The IRS issues ITINs to individuals who are required to have a U.S. taxpayer identification number but who do not have, and are not eligible to obtain a Social Security Number (SSN) from the Social Security Administration (SSA). SEC Rule 22c-2 inadvertently refers to the ITIN as the International Taxpayer Identification Number.

[_____]

1.2.3.      To the extent reasonably practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format.

1.3.

Limitations on Use of Information. The Fund agrees not to use the information received from the Intermediary for the Fund’s use in external solicitation or marketing to shareholders without the prior written consent of the Intermediary. The Fund is permitted to use the information received from the Intermediary for the Fund’s internal purposes, including monitoring compliance with the Fund’s internal policies, procedures and practices. The Fund agrees to keep any non- public information furnished by the Intermediary confidential consistent with the Fund’s then current privacy policy, except as necessary to comply with federal, state, or local laws, rules, or other applicable legal requirements.

2.

Agreement to Restrict Trading. Intermediary agrees to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Fund as having engaged in transactions in the Fund’s Shares (directly or indirectly through the Intermediary’s account) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund. Instructions must be received by us via email at the following address: RSFundOps22c2Requests@massmutual.com, or such other address that we may communicate to you in writing from time to time.

2.1.

Form of Instructions. Instructions to restrict or prohibit trading must include the TIN, ITIN, or GII, if known, and the specific restriction(s) to be executed. If the TIN, ITIN, or GII is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or Accounts or other agreed upon information to which the instruction relates.

2.2.

Timing of Response. Intermediary agrees to use its best efforts to execute instructions from the Fund to restrict or prohibit trading as soon as reasonably practicable, but not later than five (5) business days after receipt of the instructions by the Intermediary.

2.3.

Confirmation by Intermediary. Intermediary must provide written confirmation to the Fund that instructions have been executed. Intermediary agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

3.	Definitions. For purposes of this Schedule 3.6:

3.1.	The term “Fund” includes the Fund’s principal underwriter and transfer agent. The term not does include any “excepted funds” as defined in SEC Rule 22c-2(b) under the 1940 Act.2

[2]

As defined in SEC Rule 22c-2(b), the term “excepted fund” means any: (1) money market fund; (2) fund that issues securities that are listed on a national exchange; and (3) fund that affirmatively permits short-term trading of its securities, if its prospectus clearly and prominently discloses that the fund permits short-term trading of its securities and that such trading may result in additional costs for the fund.

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3.2.	The term “Shares” means the interests of Shareholders corresponding to the redeemable securities of record issued by the Fund under the 1940 Act that are held by the Intermediary.

3.3.	The term “Shareholder” means the beneficial owner of Shares, whether the Shares are held directly or by the Intermediary in nominee name; except:

3.3.1.      with respect to retirement plan recordkeepers, the term “Shareholder” means the Plan participant notwithstanding that the Plan may be deemed to be the beneficial owner of Shares; and

3.3.2.      with respect to insurance companies, the term “Shareholder” means the holder of interests in a variable annuity or variable life insurance contract issued by the Intermediary.

3.4.	The term “written” includes electronic writings and facsimile transmissions.

3.5.	The term “Intermediary” shall mean a “financial intermediary” as defined in SEC Rule 22c-2.3

3.6.	The term “purchase” does not include the automatic reinvestment of dividends.

3.7.

The term “promptly” as used in Section 1.2 shall mean as soon as practicable but in no event later than 10 business days from the Intermediary’s receipt of the request for information from the Fund or its designee.

[3]

“Financial intermediary” is defined in SEC Rule 22c-2(c)(1) as: “(i) any broker, dealer, bank, or other entity that holds securities of record issued by the fund, in nominee name; (ii) a unit investment trust or fund that invests in the fund in reliance on section 12(d)(1)(E) of the Act (15 U.S.C. 80a-12(d)(1)(E)); and (iii) in the case of a participant-directed employee benefit plan that owns the securities issued by the fund, a retirement plan’s administrator under section 3(16)(A) of the Employee Retirement Income Security Act of 1974 (29 U.S.C. 1002(16)(A)) or any entity that maintains the plan’s participant records.”

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SCHEDULE D

1.	References in the Agreement to “prospectus” or “prospectus(es)” shall mean both a Summary Prospectus and a statutory prospectus (“Statutory Prospectus”) as defined in Rule 498 of the 1933 Act.

2.

If the Fund and the Company agree to distribute to Contract owners Summary Prospectuses relating to one or more Portfolios of the Fund pursuant to Rule 498 of the 1933 Act, then each Party to the Agreement represents and warrants that it complies with the requirements of Rule 498 in all material respects, and that it maintains policies and procedures reasonably designed to ensure that it can meet its obligations under Rule 498 in connection with the use of such Summary Prospectuses. In this regard, the Fund and the Adviser each represents and warrants that (a) the Summary Prospectuses and the web site hosting of such Summary Prospectuses will comply in all material respects with the requirements of Rule 498 applicable to the Fund and its Portfolios; (b) the Fund and the Adviser will be responsible for compliance with the provisions of Rule 498(f)(i) involving Contract owner requests for additional Fund documents made directly to the Fund or the Adviser, or one of their affiliates; and (c) any information obtained about Contract owners pursuant to this provision will be used solely for the purposes of responding to requests for additional Fund documents. Furthermore, the Company represents and warrants that (a) it will respond to requests for additional Fund documents made by Contract owners directly to the Company or one of its affiliates and will be responsible for compliance with the provisions of Rule 498(f)(i) involving Contract owner requests for additional Fund documents made directly to the Company or one of its affiliates; and (b) any bundling of Summary Prospectuses and Statutory Prospectuses will be done in compliance with Rule 498.

3.

Except as provided in the following sentence, the Company shall deliver (or arrange for delivery of) a Summary Prospectus for each Portfolio that a prospective Contract owner identifies on his or her application as an intended investment option under a Contract or to which a Contract owner allocates premium payments to or transfers Contract value. The Company reserves the right to deliver (or arrange for delivery of) the Statutory Prospectus in place of the Summary Prospectus, and the Company shall deliver (or arrange for delivery of) such Summary or Statutory Prospectuses at the times and in the manner required by applicable provisions of the 1933 Act and rules or regulations thereunder. The Company agrees that it will give the Adviser and the Fund 30 days’ advance notice of its intended use of the Summary Prospectuses or the Statutory Prospectuses. The Company shall be permitted, but not required, to post a copy of the Fund’s Statutory Prospectuses and/or Summary Prospectuses on the Company’s Web site. The Fund shall provide the Company with copies of the Summary Prospectuses and any supplements thereto in the same manner and at the same times as the Agreement requires that the Fund provide the Company with Statutory Prospectuses.

4.

The Fund and the Adviser each agrees that the URL indicated on each Summary Prospectus will lead Contract owners directly to the web page used for hosting Summary Prospectuses and that such web page will host the current Fund documents required to be posted in compliance with Rule 498. The Fund agrees that the web landing page used for hosting Summary Prospectuses will contain Summary Prospectuses and any other Fund documents permitted by Rule 498 only for the Fund or its affiliated investment companies.

5.

At the Company’s request, the Adviser and the Fund will provide the Company with URLs to the current Fund documents for use with Company’s electronic delivery of Fund documents or on the Company’s website.

6.

If the Fund determines that it will end its use of the Summary Prospectus delivery option, the Fund will provide the Company with at least 30 days’ advance notice of its intent so that the Company can arrange to provide a Statutory Prospectus in place of a Summary Prospectus. In order to comply with Rule 498(e)(1), the Fund shall continue to maintain its website in compliance with the requirements of this Agreement and Rule 498 for a minimum of 90 days after the termination of any such notice period.

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SCHEDULE E

Allocation of Expenses

Paid by the Company	Paid by the Fund
Preparing and filing the Separate Account’s registration statement	Preparing and filing the Fund’s registration statement
Text composition for Separate Account prospectus and supplements	Text composition for Portfolio prospectuses, including summary prospectuses, and supplements
Text alterations of Separate Account prospectus and supplements	Text alterations of Portfolio prospectuses, including summary prospectuses, and supplements

Printing Separate Account prospectuses and supplements for use with prospective Contract owners;

Printing Portfolio Prospectus, including summary prospectuses, and supplements for use with existing Contract owners

Printing Portfolio prospectuses, including summary

prospectuses, and supplements for use with prospective Contract owners

If requested by the Company, providing camera- ready film, PDF or typeset electronic document files of such documents
Text composition and printing of Separate Account statement of additional information Printing of Fund statement of additional information	Text composition of Fund statement of additional information

Mailing and distributing Separate Account prospectuses, supplements and statement of additional information to existing Contract owners as required by applicable law;

Mailing and distributing Separate Account prospectuses and supplements to prospective Contract owners;

Mailing and distributing Portfolio prospectuses, including summary prospectuses, supplements and statement of additional information to existing Contract owners

Mailing and distributing Portfolio prospectuses, including summary prospectuses, and supplements to prospective Contract owners

Printing, mailing and distributing Portfolio and Separate Account supplements and other

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communications related to fund substitutions, fund closings, fund mergers and other similar fund transactions

Text composition of any annual and semi-annual reports of the Separate Account, printing, mailing, and distributing any annual and semi-annual reports of the Separate Account

Printing, mailing, and distributing annual and semi- annual reports of the Portfolio to existing Contract owners

Text composition of annual and semi-annual reports of the Portfolio

Text composition, printing, mailing, distributing, and tabulation of proxy statements and voting instruction solicitation materials to Contract owners with respect to proxies sponsored by the Separate Accounts

Text composition, printing, mailing, distributing, and tabulation of proxy statements and voting instruction solicitation materials to Contract owners with respect to proxies sponsored by the Portfolio or the Fund

The Company may choose to print the Portfolio’s prospectus(es), summary prospectuses, statement of additional information, and its semi- annual and annual reports, or any of such documents, in combination with such documents of other fund companies and will do so at the Company’s own expense.

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